CERTIFIED
                                RESOLUTION

                         Effective July 25, 1994

RESOLVED, that Article IV of the Key Employee Stock Option Plan is hereby amended by deleting the second sentence of the first paragraph thereof in its entirety and by substituting in lieu thereof the following sentence:

"Such options may be granted at any time and from time to time to such Eligible Employees, for such number of shares as the Committee in its sole discretion deems advisable, but in no event more than one-half (1/2) of the shares available under the Plan from time to time to any single "Eligible Employee", presently a limit of 250,000 but increased to 500,000 if the increase in total number of shares available to 1,000,000 is approved by the shareholders on October 5, 1994."

                      * * * * * * * * * * * * * * *

         I, Wayne E. Ripley, Jr., Secretary of Winn-Dixie Stores, Inc., a Florida Corporation, do hereby certify that the foregoing is a true, correct and complete copy of resolution adopted by Written Consent of all of the members of the Board of Directors of Winn-Dixie Stores, Inc., effective July 25, 1994, pursuant to Section 607.0821, Florida Business Corporation Act; and that the resolution is entered upon the regular minute book of the Corporation and is now in full force and effect.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation, at Jacksonville, Florida, this 25th day of July, 1994.
                                  _____________________________
                                  Wayne E. Ripley, Jr.
                                  Secretary
(CORPORATE SEAL)